Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

* * * * *

SEPARATION AGREEMENT AND RELEASE dated as of November 3, 2011 (the “Agreement”) by and between Joseph C. Passalaqua, an individual currently having an office located at P.O. Box 2843, Liverpool, New York, 13089 (“Executive”), and Hardwired Interactive, Inc., a corporation incorporated under the laws of the State of Nevada, (the “Company” and together with the Executive the “Parties” and each a “Party”). Each of the Executive and the Company is, unless otherwise specifically identified, a “Party” and, collectively, the “Parties”).  This Agreement is expressly for the benefit of the Parties and the Company Releasees (as defined herein).

R E C I T A L S:

WHEREAS, the Executive has served as the Company’s sole officer, director, principal and employee;

WHEREAS, on November 3, 2011, the Executive ceased working for the Company (the “Cessation Date”); and

WHEREAS, the Executive desires to separate from the Company, cede control and to settle fully and finally all differences, disputes and claims he may have against the Company and others including, but not limited to, those differences, disputes and claims based upon, arising out of, or relating to the Executive’s employment relationship with Company and the cessation thereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, it is hereby agreed by and between the Parties as follows:

1.

Mutual Agreement to Terminate Relationship; Executive’s Resignation.  Company and the Executive mutually desire to terminate Executive’s relationship with the Company, effective as of the Cessation Date.  Further, and in connection with the termination of his relationship with the Company, the Executive shall resign all of his positions with the Company, including, but not limited to, his positions as a member of the Board of Directors, as Chief Executive Officer, President and Secretary of the Company. Concurrently with the execution and delivery of this Agreement by the Parties, the Executive shall execute and deliver to Company a letter of resignation, substantially in the form annexed hereto as Exhibit A effective as of the Cessation Date (the “Executive’s Resignation Letter”).  The Executive’s Resignation Letter shall be substantially in the form annexed hereto as Exhibit A.

2.

Separation Consideration; Method of Delivery.  The Company agrees to pay to the Executive:

(a)

On the Cessation Date, Seven Hundred and Fifty Thousand Dollars ($750,000.00) in the form of a non-negotiable promissory note substantially in the form annexed hereto as Exhibit B (the “Executive Note”);

(b)

Fifty Thousand (50,000) newly issued shares of Series B preferred stock, par value $0.001 per share, of the Company; and

(c)

Ten Thousand Dollars ($10,000.00).

3.

No Filings.  The Executive represents that up to and including the date of execution of this  Agreement,  he has not filed any action,  claim,  charge,  or complaint against Company or any other Company Releasee identified in Section 5 below, with any local, state, or federal agency,  self-regulatory organization (“SRO”), or court and that he will not make such a filing  at any time  hereafter  based upon any events or omissions  occurring prior to and up to the date of execution of this Agreement.  In the event that any agency or court assumes jurisdiction of any  lawsuit,  claim,  charge or  complaint,  or  purports to bring any legal or regulatory  proceedings  against  Company or any  other  Company Releasee  identified  in Section 5 below on the Executive’s  behalf,  he promptly will request  that the agency,  SRO, or court  withdraw  from or dismiss the lawsuit, claim, charge, or complaint with prejudice.  Notwithstanding the foregoing provisions of this Section 3 to the contrary, the Executive expressly retains any and all rights that he may have: (a) to file and commence an action for indemnification arising under the Company’s certificate of incorporation or by-laws (collectively, “Indemnification Claim”); provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the securities exchange agreement by and among the Executive, the Company, In 4, Kft., Peter Vasko, and certain equity holders of In 4, kft. (the “Securities Exchange Agreement”); (b) to file and commence an action to enforce payment of the Executive Note; and (c) to enforce any of his rights under the Securities Exchange Agreement including any claims for indemnification thereunder to the extent in good faith he believes he is entitled thereto.

4.

Covenant Not to Sue.  In consideration for the promises set forth in this Agreement, the Executive covenants that he will not file, participate in, or instigate the filing of any lawsuits, complaints or charges by himself or by any other person or party in any state or federal court or any  proceedings  before any local, state, or federal agency, or SRO, except as required by law, claiming that Company or any other Company Releasee identified in Section 5 below has violated any law or obligation,  including, but not limited to, any claims that have been made or that could have been made,  based  upon  events or  omissions  occurring prior to and including the effective date of this Agreement.  Notwithstanding the foregoing provisions of this Section 4 to the contrary, the Executive expressly retains any and all rights that he may have: (a) to file and commence an action for an Indemnification Claim; provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the Securities Exchange Agreement (b)  to sue to enforce payment of the Executive Note, and (c) to sue to enforce any of his rights under the Securities Exchange Agreement including any claims for indemnification thereunder to the extent in good faith he believes he is entitled thereto.

5.

Executive Release.  Subject to the Company’s obligations in this Agreement or anything to the contrary stated herein, in consideration for the promises set forth in this Agreement, the Executive does  hereby, for  himself and for his heirs, representatives,  attorneys, executors,  administrators,  successors, and assigns, release,  acquit,  and  forever  discharge  the Company and  all of its affiliates,  subsidiaries and  divisions, and their respective stockholders, officers, directors, partners, servants, agents, employees,  representatives, attorneys,  employee  welfare  and  retirement  plans  and the  respective  plan administrators and fiduciaries,  past,  present,  and future, all persons acting under, by,  through, or in concert with any of them, and each of them (all of whom are  hereinafter  referred to as  the “Company Releasees”), from any and all  actions, causes of action, grievances,  obligations,  costs, expenses,  damages, losses, claims,  liabilities,  suits, debts, demands, and benefits (including attorneys' fees and costs actually incurred),  of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, based  on  any  act, omission,   event, occurrence, or nonoccurrence from the beginning of time to and including the effective date of this  Agreement, including but not limited  to any claims or causes of action arising out of or in any way relating to the Executive’s employment  relationship with Company or any other Company Releasee.  The Executive agrees that this release of claims includes, but is not limited to, claims for breach of any implied or express contract or covenant; claims for promissory estoppel; claims of entitlement to any pay (other than the consideration promised in Section 2); claims of wrongful denial of insurance and employee benefits, or any claims for wrongful termination, public policy violations, defamation,  invasion  of privacy,  fraud,  misrepresentation,  unfair  business practices,  emotional  distress or other common law or tort  matters;  claims of harassment, retaliation or discrimination  under federal, state, or local law; claims based on any  federal, state or other governmental statute, regulation or ordinance, including, without limitation, Title VII of the  Civil  Rights Act, as amended, the Age Discrimination  in Employment Act of 1967, the Older Worker Benefit Protection Act, the National Labor Relations Act, the Occupational Safety Health Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, New York State Wage and Hour Laws, the New York Occupational Safety and Health Laws, the New York Equal Pay Law, the New York Human Rights Law, the New York Civil Rights Act, the New York City Human Rights Act, and the New York City Administrative Code – Title 8.  It is expressly understood by the Executive that among the various rights and claims being  waived by the Executive in this Agreement  are those arising under the Age  Discrimination in Employment Act of 1967 (29 U.S.C. sec. 621, et seq.), as amended.  Executive’s release of Company under this Section 5 shall not apply to any claims of Executive under: (a) the Company’s certificate of incorporation or by-laws for an Indemnification Claim; provided, however, that such right shall not apply to any Indemnification Claim which is the basis or a part of a claim of the Company against the Executive under the Securities Exchange Agreement; (b) the Executive Note, and (c) that certain Securities Exchange Agreement including any claims for indemnification thereunder to the extent in good faith he believes he is entitled thereto.

6.

Mutual Non-Disparagement.

(a)

The Executive agrees that he will not make any disparaging or defamatory statements, either orally or in writing (and, for the purposes of this Agreement, the term “writing” includes, but is not limited to electronic communications), to any third party concerning Company (including, but not limited to the Company Releasees, concerning its or their officers, directors, employees or agents, or concerning its or their services, products, offerings, quantitative or other research, or methods of communicating such services, products or offerings, or its or their method of doing business, or employment practices.  The Executive agrees that he will direct his immediate family members and representatives not to make any disparaging or defamatory statements, either orally or in writing, to any third party concerning Company or any other Company Releasee, concerning its or their officers, directors, employees or agents, or concerning its or their services, products, quantitative or other research, or methods of doing business.  Nothing herein shall preclude the Executive from cooperating in a truthful manner with any governmental agency or self-regulatory agency (SRO), in an investigation or review by such agency, or testifying in a court of law or other proceeding if compelled or requested to testify as a witness in a proceeding in which Company, or any other Company Releasee, or Executive is a subject of the investigation, review, or proceeding.

(b)

Company agrees that it will direct Peter Vasko not to make any disparaging or defamatory statements, either orally or in writing, to any third party concerning the Executive including, but not limited to, any statements related to the Executive’s performance during the Executive’s tenure at Company.  Nothing herein shall preclude Company, its corporate affiliates, or their respective officers, directors, employees or agents from cooperating in a truthful manner with any governmental agency or self-regulatory agency (SRO), in an investigation or review by such agency, or testifying in a court of law or other proceeding if compelled or requested to testify as a witness in a proceeding in which Company, or any Company Releasee, or Executive is a subject of the investigation, review, or proceeding.

7.

Knowing and Voluntary Agreement.  The Executive understands and agrees that he:

(a)

has had a reasonable time within which to consider this Agreement before executing it;

(b)

has carefully read and fully understands all of the provisions of this Agreement;

(c)

is, through this Agreement, releasing the Company and the other Company         Releasees  from any and all claims he may have against Company and the other Company Releasees (other than claims arising under the Executive Note and the Securities Exchange Agreement), as stated herein but not after this Agreement is executed by the Executive, including claims under the Age Discrimination in Employment Act of 1967;

(d)

knowingly and voluntarily agrees to all of the terms set forth in this Agreement in exchange for consideration that is more valuable than what Executive is already entitled to;

(e)

knowingly and voluntarily  intends to be  legally bound by the same; and

(f)

was advised, and hereby is advised in writing, to consider the terms of this  Agreement  and  consult  with an  attorney of his respective choice prior to executing this Agreement.

8.

Executive Representations and Warranties.   The Executive represents, warrants and covenants to the Company that:

(a)

The Executive has the requisite power, authority and legal capacity to execute and deliver this Agreement, to perform all of his obligations hereunder and to undertake all actions required of the Executive hereunder; and all necessary approvals of third parties with respect to such matters have been given or obtained.

(b)

This Agreement has been duly executed and delivered by the Executive and constitutes a valid and legally binding obligation of the Executive, enforceable against the Executive, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Executive, or any agreement to which the Executive is a party or by which he is bound.

(c)

The Executive is acquiring the Executive Note as principal for his own account for investment purposes only and not with a view to or for distributing or reselling the Executive Note or any part thereof or interest therein.

(d)

The Executive either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Executive Note, and has so evaluated the merits and risks of such investment and has determined that the Executive Note is suitable for investment for his.

(e)

The Executive acknowledges that his acquisition of the Executive Note is a highly speculative investment, involving a high degree of risk and the Executive is able to bear the economic risk of an investment in the Executive notes; and, at the present time, is able to afford a complete loss of such investment.

(f)

The execution, delivery, and performance of this Agreement by Executive and the consummation by Executive of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Executive. The execution, delivery and performance by the Executive of this Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Executive, and do not and will not constitute a breach of or default under any agreement to which the Executive is a party or by which he is bound.

(g)

The Executive understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in the Executive Note.

(h)

The Executive confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Executive regarding the future value of the Executive’s Note and acknowledges and confirms that the Executive Note is non-transferable, not listed on any exchange and that no application has been or will be made be made for any such listing.  In making its investment decision with respect to the Executive Note, the Executive has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

(i)

The Executive is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the offering of the Executive Note to him.

(j)

The Executive understands that the sale and delivery of the Executive Note is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements.  If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Executive will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Executive Note.

(k)

Except as disclosed in writing to the Company, the Executive does not act jointly or in concert with any other person or company for the purposes of acquiring the Executive Note.

(l)

The investment in the Executive Note may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Executive to determine and assess such tax consequences as may apply to his particular circumstances, and the Executive has not received and is not relying on the Company for any tax advice whatsoever.

(m)

The Executive is responsible for obtaining such legal advice as he considers appropriate in connection with the execution and delivery of this Agreement and his acquisition of the Executive Note hereby. The Executive acknowledges that he has been advised that no accountant or attorney engaged by the Company is acting as his representative, accountant or attorney in connection with this Agreement and/or the transactions contemplated hereby.

(n)

All information which the Executive has provided or is providing the Company, or to its agents or representatives concerning the Executive’s suitability to acquire the Executive Note is accurate and correct as of the date of the signature on the last page of this Agreement.  Such information includes, but is not limited to the Executive’s personal financial affairs, business position and the knowledge and experience of the Executive and the Executive’s advisors.  The Company shall maintain such information regarding the Executive in strict confidence except as may be required to be disclosed to governmental agencies pursuant to requirements of applicable corporate securities and tax laws, rules and regulations regarding the issuance and delivery of the Executive Note to the Executive.

(o)

The Executive has been provided with copies of all material information requested by either the Executive, the Executive’s purchaser representative or other representing the Executive, including any information requested to verify any information furnished, and there has been direct communication between the Executive and his representatives on the one hand and the Executive and the Executive’s representatives and advisors on the other in connection with information regarding the acquisition of the Executive Note under this Agreement.  There has been made available the opportunity to ask questions of and receive answers from the Company and/or the directors, officers, employees or representatives of the Company concerning the issuance and deliver of the Executive Note under this Agreement and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided.

(p)

The Executive represents and warrants that the Executive is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, as promulgated under the ’33 Act and, particularly, is either: (i) a natural person whose individual net worth, or joint net worth with his spouse, as of the date of this Agreement, exceeds $1,000,000; or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

(q)

The Executive acknowledges that the Executive Note shall bear a legend substantially as follows:

“THIS NON-NEGOTIABLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT, BY ITS TERMS, BE TRANSFERRED OR SOLD.”

(r)

The Executive understands and acknowledges that the Company has the right not to record a purported transfer of the Executive Note.

(s)

The Executive confirms that he has been advised to consult with his own legal and financial advisors with respect to the suitability of the Executive Note (and the non-transferability restrictions thereon) as an investment for the Executive and confirms that no representation has been made to his by or on behalf of the Company with respect thereto.

9.

Full and Independent Knowledge.  The Parties represent that they have discussed  thoroughly  all  aspects  of this  Agreement  with  their  respective attorneys,  fully  understand all of the  provisions of the  Agreement,  and are voluntarily entering into this Agreement.

10.

No Representations.  The Parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made to induce the execution of this Agreement.

11.

Mutual Non-Admission of Liability.  Each of the Parties hereby expressly acknowledges that the execution of this Agreement and the mutual consideration provided hereunder are not and shall not be construed in any way as an admission of wrongdoing or liability on the part of any Party arising out of or attributable to the Executive’s relationship with and employment at Company or the termination of those relationships.

12.

Waiver.  The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.

Miscellaneous.

(a)

The language of all parts in this Agreement shall be construed as a whole,  according to its fair meaning,  and not strictly for or against any Party, each Party having had a hand in its drafting;

(b)

Should any provision in this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms,  or  provisions  shall not be affected  thereby, and the illegal or invalid part, term, or provision  shall be deemed not to be part of this Agreement,  and all remaining provisions shall remain valid and enforceable.

(c)

Except as otherwise expressly provided in the Securities Exchange Agreement, this  Agreement  sets  forth the  entire  agreement  between  the Parties pertaining to the subject matter of this Agreement and fully supersedes any prior agreement or understanding pertaining to the subject matter hereof;

(d)

The headings used herein are for reference only and shall not affect the construction of this Agreement.

14.

Counterparts.   This Agreement may be executed in one or more counterparts, by facsimile or original signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.

      Notification.  Notice to be given under this Agreement shall be deemed given,

when received, and if sent by reputable courier (DHL, FedEx or UPS), as follows:

If to the Company, to:

In 4, Kft.

1078 Budapest
Marek Jozsef utca 35

Attention: Mr. Peter Vasko

Fax No.: +36-1-786-9783

If to the Executive, to

Mr. Joseph Passalaqua

P.O Box 2843

Liverpool, New York, 13090

Fax No.: (315) 451-3964

With Copies (which shall not constitute notice) to:

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, New Jersey 08830

Attention: Joseph Lucosky, Esq.

Fax No.: (732) 395-4401

16.

Governing Law.  All questions concerning the construction, validity,

Enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.

Entire Agreement.  This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO THE SEPARATION AGREEMENT AND RELEASE]

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the day and year first-above written.

HARDWIRED INTERACTIVE, INC.

By:__________________________________

     Name: Peter Vasko

     Title: President

EXHIBIT A

[FORM OF LETTER OF RESIGNATION]

Mr. Joseph Passalaqua

7325 Oswego Road, Suite D

Liverpool, New York, 13090

November 3, 2011

BY HAND

Hardwired Interactive, Inc.

Ladies and Gentlemen:

Effective as of November 3, 20011, I hereby resign my position as a director of Hardwired Interactive, Inc. and, additionally, resign all of my officer positions with Hardwired Interactive, Inc., including but not limited to, my positions as Chief Executive Officer, President and Secretary.

Sincerely,

Joseph C. Passalaqua

EXHIBIT B

[EXECUTIVE NOTE]